Exhibit 99.1

LaBranche & Co Inc. Jeffrey A. McCutcheon Senior Vice President & Chief Financial Officer (212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Fourth Quarter 2010 Results

NEW YORK, February 17, 2011 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the fourth quarter ended December 31, 2010. The Company reported an after-tax net loss of $38.2 million, or $0.93 per share, which included non-cash charges of $38.1 million for a valuation allowance on the Company’s deferred tax assets and depreciation of $0.5 million. The valuation allowance taken by the Company does not affect the tax attributes that would be available to be utilized by the Company. These 2010 fourth quarter results compare to after-tax net loss of $72.5 million, or $1.39 per share, for the 2009 fourth quarter, which included an after-tax non-cash impairment charge of $70.2 million related to the sale of LaBranche & Co. LLC’s designated market maker business.

The Company reported an after-tax net loss of $62.4 million, or $1.43 per share, for the year ended December 31, 2010, which includes an after-tax charge of $4.3 million related to the redemption in February 2010 of all its remaining outstanding 11% Senior Notes due 2012 and $41.7 million in non-cash charges for a valuation allowance on its deferred tax assets. These 2010 results compare to an after-tax net loss of $97.8 million, or $1.78 per share, for the year ended December 31, 2009, which included after-tax income of $0.5 million related to the redemption of a portion of the Company’s outstanding 11% Senior Notes due 2012 at below par value and a $59.0 million charge mainly for the impairment of intangibles and goodwill related to the DMM business assets sold in the first quarter of 2010.

In the fourth quarter of 2010, the Company continued to reduce its equity options market-making positions, which generated trading losses. The Company’s institutional brokerage segment also generated losses in the fourth quarter. However, the Company’s other market-making activities, including foreign currency options, international exchange-traded funds and global options arbitrage trading, generated positive results in excess of the losses from the options market-making activities and institutional brokerage business. The Company is continuing the process to reduce its options market-making positions in 2011 and the substantial majority of those positions were eliminated upon options expiration on January 21, 2011. In addition, the Company’s expense reduction initiatives to substantially cut overhead and other operational costs, such as communication and inventory financing costs, continued to be successful.

On November 1, 2010, FINRA approved a proposed merger of LaBranche Structured Products, LLC (“LSP”) and LaBranche Financial Services, LLC (“LFS”) into one combined entity, and the merger was consummated on November 30, 2010. The surviving entity’s name is LaBranche Capital, LLC. In January 2011, the Company committed to a plan to wind down the activities of the former LFS institutional brokerage business. The Company has undertaken a process to terminate its institutional execution group sales trading business and its professional trading group in the first quarter of 2011.

As previously announced, the Company has entered into a definitive agreement to be acquired by Cowen Group, Inc (“Cowen”). Under the terms of the agreement, Cowen will acquire the Company in a stock-for-stock merger transaction valued at approximately $192.8 million. The Company’s shareholders will receive upon closing a fixed ratio of 0.9980 of a share of Cowen Class A common stock for each outstanding share of the Company’s common stock. The total Cowen shares to be issued to the

Company’s shareholders will represent approximately 35.1 percent of the combined company and 33.8 percent on a fully diluted basis. The transaction represents a 16 percent premium to the Company’s closing price on February 16, 2011.

The loss per share reported above for the Company’s 2010 fourth quarter and full-year periods was impacted by the Company’s repurchases, net of issuances, of approximately 12.9 million shares of its outstanding common stock since September 30, 2009. During the fourth quarter, the Company repurchased 385,464 shares of its common stock. Following these repurchases, the Company had approximately 40.9 million shares of common stock outstanding as of December 31, 2010 versus 51.5 million shares outstanding as of December 31, 2009.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Cowen and the Company will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of Cowen and the Company and that also constitutes a prospectus of Cowen. Cowen and the Company will each mail the final joint proxy statement/prospectus to its respective stockholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Cowen, the Company and the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by Cowen or the Company with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Cowen may be obtained free of charge by directing such request to: Investor Relations, 599 Lexington Avenue, New York, NY 10022 or from Cowen’s Investor Relations page on its corporate website at www.cowen.com and the documents filed with the SEC by the Company be obtained free of charge by directing such request to: Investor Relations, 33 Whitehall Street, New York, NY 10004 or from the Company’s Investor Relations page on its corporate website at www.labranche.com.

The directors, executive officers, and certain other members of management and employees of each of Cowen and the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Cowen and from the stockholders of the Company, respectively. Information about the executive officers and directors of Cowen is set forth in the proxy statement for Cowen’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010 and information about the executive officers and directors of the Company is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements contained in this communication, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this communication.

This communication may also contain forward-looking statements relating to the market opportunity and future business prospects of Cowen and the Company. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Consequently, all forward-looking statements in this communication are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger among Cowen, Louisiana Merger Sub, Inc. and the Company (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against Cowen, the Company or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain the required stockholder approvals, (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Cowen and the Company, including potential cost savings; and (7) the possibility that Cowen or the Company may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference the SEC filings of Cowen and the Company, which are available on their respective web sites, for detailed descriptions of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009 (1)	2010	2009 (1)
REVENUES:
Net (loss) gain on trading	$11,920	$26,670	$29,769	$42,992
Commissions and other fees	1,509	6,996	12,101	29,957
Other	685	874	2,920	6,029

Total revenues	14,114	34,540	44,790	78,978

Interest expense:
Debt	—	5,393	2,639	21,838
Inventory financing	2,121	6,950	13,702	23,308

Total interest expense	2,121	12,343	16,341	45,146

Revenues, net of interest expense	11,993	22,197	28,449	33,832

EXPENSES:
Employee compensation and related benefits	5,152	11,799	27,117	39,757
Exchange, clearing, brokerage and license fees	1,518	8,502	14,789	34,031
Depreciation and amortization	474	1,051	1,925	3,999
Early extinguishment of debt	—	—	7,192	(762)
Other	4,881	6,273	22,773	24,235

Total expenses	12,025	27,625	73,796	101,260

Loss from continuing operations before benefit for income taxes	(32)	(5,428)	(45,347)	(67,428)
Expense (Benefit) for income taxes	38,158	(2,416)	20,677	(28,604)

Loss from continuing operations	(38,190)	(3,012)	(66,024)	(38,824)

Discontinued operations:
Income (loss) from operations of discontinued unit	—	(86,325)	(352)	(68,532)
Provision (Benefit) for income taxes	—	(16,851)	(4,019)	(9,536)

Income from discontinued operations	—	(69,474)	3,667	(58,996)

Net (loss)	$(38,190)	$(72,486)	$(62,357)	$(97,820)

Weighted-average common shares outstanding:
Basic	40,964	52,398	43,541	54,935
Diluted	40,964	52,398	43,541	54,935

Basic net (loss) income per common share:
Continuing operations	$(0.93)	$(0.06)	$(1.51)	$(0.71)
Discontinued operations (1)	$—	$(1.33)	$0.08	$(1.07)

Total operations	$(0.93)	$(1.39)	$(1.43)	$(1.78)

Diluted net (loss) income per common share:
Continuing operations	$(0.93)	$(0.06)	$(1.51)	$(0.71)
Discontinued operations (1)	$—	$(1.33)	$0.08	$(1.07)

Total operations	$(0.93)	$(1.39)	$(1.43)	$(1.78)

(1)	In accordance with Financial Accounting Standards Board Accounting Standards the results of the DMM business have been reclassified as a discontinued operation for all periods presented.

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	As of
	December 31,	December 31,
	2010	2009 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$93,291	$186,737
Cash and securities segregated under federal regulations	1,727	1,727
Receivable from brokers, dealers and clearing organizations	169,717	51,984
Receivable from customers	—	42,790
Financial instruments owned, at fair value	1,013,914	3,318,693
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $10,687 and $8,777, respectively	9,983	11,680
Held for sale	—	32,748
Deferred tax assets	2,308	25,457
Income tax receivable	773	12,208
Other assets	8,385	17,808

Total assets	$1,300,098	$3,701,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payable to brokers, dealers and clearing organizations	$261,754	$615,245
Payable to customers	34	43,515
Financial instruments sold, but not yet purchased, at fair value	817,782	2,489,871
Accrued compensation	5,083	9,431
Accounts payable and other accrued expenses	4,797	17,526
Other liabilities	2,548	12,945
Income tax payable	236	1,968
Held for sale		749
Short-term debt	—	189,323

Total liabilities	1,092,234	3,380,573

Total stockholders’ equity	207,864	321,259

Total liabilities and stockholders’ equity	$1,300,098	$3,701,832

(1)	Certain of the Company’s December 31, 2009 balances have been adjusted to conform to the presentation in the current period. Counterparty netting agreements were applied to derivative contracts for financial instruments owned, at fair value and financial instruments sold, but not yet purchased, at fair value. This adjustment did not affect stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from continuing operations excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for our continuing business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

Commencing in the first quarter of 2010, the Company is no longer adjusting its GAAP revenues to give pro forma effect to gains/losses in its NYX shares due to the fact that the Company sold approximately 3 million of its 3.1 million previously-owned NYX shares, leaving the Company with approximately .1 million NYX shares. Therefore, the adjustments that reflected the loss in the Company’s NYX shares that were made in the Company’s earnings release for the fourth quarter of 2009 have been removed from this Regulation G reconciliation of non-GAAP financial measures. In the earnings release for the fourth quarter of 2009, the Company had adjusted reported revenues by a loss of $11.0 million and a loss of $6.2 million for the year ended December 31, 2009, respectively, to reflect the fair value of the Company’s NYX shares in those periods. These adjustment amounts are removed in this earnings release to enable the reader to compare similar measures in each period. The Company only retains a small position of NYX shares at December 31, 2010 of approximately 125,000 shares.

The following is a reconciliation of U.S. GAAP results from continuing operations to our pro-forma results from continuing operations for the periods presented:

	Three Months Ended December 31,
	2010			2009
	Amounts as		Pro forma	Amounts as		Pro forma
	reported	Adjustments	amounts	reported	Adjustments	amounts
Revenues, net of interest expense, from continuing operations	$11,993	$—	11,993	$22,197	$—	22,197
Total expenses	12,025	—	12,025	27,625	—	27,625

(Loss) income before (benefit) provision for income taxes	(32)	—	(32)	(5,428)	—	(5,428)
(Benefit) provision for income taxes	38,158	—	38,158	(2,416)	—	(2,416)

(Loss) income from continuing operations	$(38,190)	$—	$(38,190)	$(3,012)	$—	$(3,012)

Basic per share	$(0.93)	$—	$(0.93)	$(0.06)	$—	$(0.06)
Diluted per share	$(0.93)	$—	$(0.93)	$(0.06)	$—	$(0.06)

	Year Ended December 31,
	2010			2009
	Amounts as reported	(1) Adjustments	Pro forma amounts	Amounts as reported	(1) Adjustments	Pro forma amounts
Revenues, net of interest expense, from continuing operations	$28,449	$—	28,449	$33,832	$—	33,832
Total expenses	73,796	(7,192)	66,604	101,260	762	102,022

(Loss) income before (benefit) provision for income taxes	(45,347)	7,192	(38,155)	(67,428)	(762)	(68,190)
(Benefit) provision for income taxes	20,677	2,877	23,554	(28,605)	(305)	(28,910)

(Loss) income from continuing operations	$(66,024)	$4,315	$(61,709)	$(38,823)	$(457)	$(39,280)

Basic per share	$(1.51)	$0.10	$(1.41)	$(0.71)	$(0.01)	$(0.72)
Diluted per share	$(1.51)	$0.10	$(1.41)	$(0.71)	$(0.01)	$(0.72)

(1)	Expense adjustment reflects the (income) expense associated with early extinguishment of the Company’s debt in accounting period.